Exhibit 99.1 234 Kingsley Park Drive Fort Mill, South Carolina 29715 News Release

TICKER SYMBOL	Investor RELATIONS	MEDIA RELATIONS
(NYSE: UFS) (TSX: UFS)	Nicholas Estrela Director Investor Relations Tel.: 514-848-5049	David Struhs Vice-President Corporate Services and Sustainability Tel.: 803-802-8031

DOMTAR CORPORATION REPORTS PRELIMINARY THIRD QUARTER 2019 FINANCIAL RESULTS

Lower maintenance and raw material costs drive improved results

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted).

•	Third quarter 2019 net earnings of $0.32 per share; earnings before items[1] of $0.89 per share
•	Announced reduction of 204,000 tons of uncoated freesheet capacity in Paper
•	$137 million of share repurchases

Fort Mill, SC, October 25, 2019 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $20 million ($0.32 per share) for the third quarter of 2019 compared to net earnings of $18 million ($0.28 per share) for the second quarter of 2019 and net earnings of $99 million ($1.57 per share) for the third quarter of 2018. Sales for the third quarter of 2019 were $1.3 billion.

Excluding items listed below, the Company had earnings before items1 of $55 million ($0.89 per share) for the third quarter of 2019 compared to earnings before items1 of $36 million ($0.57 per share) for the second quarter of 2019 and earnings before items1 of $92 million ($1.46 per share) for the third quarter of 2018.

ITEMS

Description	Segment	Line item	Amount	After tax effect	EPS impact (per share)
			(in millions)
Third quarter 2019

● Paper machine closures	Pulp and Paper	Impairment of long-lived assets	$32	$25	$0.40

● Paper machine closures	Pulp and Paper	Closure and restructuring costs	$5	$4	$0.07

● Margin improvement plan	Personal Care	Impairment of long-lived assets	$1	$1	$0.02

● Margin improvement plan	Personal Care	Closure and restructuring costs	$6	$5	$0.08

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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Description	Segment	Line item	Amount	After tax effect	EPS impact (per share)
			(in millions)
Second quarter 2019

● Margin improvement plan	Personal Care	Impairment of long-lived assets	$15	$12	$0.19

● Margin improvement plan	Personal Care	Closure and restructuring costs	$8	$6	$0.10

Third quarter 2018

● U.S. Tax Reform	Corporate	Income tax benefit	$7	$7	$0.11

QUARTERLY REVIEW

“Our results in Paper improved with lower maintenance and raw material costs offsetting market related downtime costs. Our paper machines ran well and cost performance was strong, resulting in a 300 basis point margin expansion for this business,” said John D. Williams, President and Chief Executive Officer. “In Pulp, downward price adjustments continued in most regions but we are seeing increasing signs of improvement in supply and demand fundamentals.”

Mr. Williams added, “In Personal Care, EBITDA and margin performance were one of the best in several quarters as we continue to make excellent progress in executing our business plan, with a strong focus on commercial initiatives, cost performance and delivering on our margin improvement plan.”

Operating income was $29 million in the third quarter of 2019 compared to operating income of $34 million in the second quarter of 2019. Depreciation and amortization totaled $72 million in the third quarter of 2019.

Operating income before items1 was $73 million in the third quarter of 2019 compared to an operating income before items1 of $57 million in the second quarter of 2019.

(In millions of dollars)	3Q 2019	2Q 2019

Sales	$1,283	$1,317
Operating income (loss)
Pulp and Paper segment	31	62
Personal Care segment	2	(18)
Corporate	(4)	(10)
Total operating income	29	34
Operating income before items[1]	73	57
Depreciation and amortization	72	74

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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The decrease in operating income in the third quarter of 2019 was the result of lower selling prices in pulp, market-related downtime costs and the Espanola outage. These factors were partially offset by lower maintenance and raw material costs, lower selling, general and administrative expenses and lower freight, fixed and other costs.

When compared to the second quarter of 2019, manufactured paper shipments were down 1% and pulp shipments increased 12%. The shipment-to-production ratio for paper was 103% in the third quarter of 2019, compared to 98% in the second quarter of 2019. Paper inventories decreased by 19,000 tons, and pulp inventories decreased by 9,000 metric tons when compared to the second quarter of 2019.

LIQUIDITY AND CAPITAL

Cash flow from operating activities amounted to $108 million and capital expenditures were $56 million, resulting in free cash flow1 of $52 million for the third quarter of 2019. Domtar’s net debt-to-total capitalization ratio1 stood at 26% at September 30, 2019 compared to 22% at June 30, 2019.

OUTLOOK

For the fourth quarter, maintenance is expected to be higher while Paper is expected to be negatively impacted in part by a seasonally unfavorable mix. We anticipate some volatility in softwood and fluff pulp markets while Personal Care is expected to benefit from our margin improvement plan and increased sales driven by a stronger order book.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 11:00 a.m. (ET) to discuss its third quarter 2019 financial results. Financial analysts are invited to participate in the call by dialing 1 (866) 548-4713 (toll free - North America) or 1 (323) 794-2093 (International) at least 10 minutes before start time, while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its fourth quarter 2019 earnings results on February 7, 2020 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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About Domtar

Domtar is a leading provider of a wide variety of fiber-based products including communication, specialty and packaging papers, market pulp and absorbent hygiene products. With approximately 10,000 employees serving more than 50 countries around the world, Domtar is driven by a commitment to turn sustainable wood fiber into useful products that people rely on every day. Domtar’s annual sales are approximately $5.5 billion, and its common stock is traded on the New York and Toronto Stock Exchanges. Domtar’s principal executive office is in Fort Mill, South Carolina. To learn more, visit www.domtar.com.

Forward-Looking Statements

Statements in this release about our plans, expectations and future performance, including the statements by Mr. Williams and those contained under “Outlook,” are “forward-looking statements.” Actual results may differ materially from those suggested by these statements for a number of reasons, including changes in customer demand and pricing, changes in manufacturing costs, future acquisitions and divestitures, including facility closings, and the other reasons identified under “Risk Factors” in our Form 10-K for 2018 as filed with the SEC and as updated by subsequently filed Form 10-Qs. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

- (30) -

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Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

{

	Three months ended	Three months ended	Nine months ended	Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2019	2018	2019	2018
	(Unaudited)
	$	$	$	$
Selected Segment Information
Sales
Pulp and Paper	1,071	1,146	3,314	3,369
Personal Care	227	237	711	746
Total for reportable segments	1,298	1,383	4,025	4,115
Intersegment sales	(15)	(16)	(49)	(50)
Consolidated sales	1,283	1,367	3,976	4,065
Depreciation and amortization
Pulp and Paper	56	58	171	180
Personal Care	16	17	48	53
Total for reportable segments	72	75	219	233
Impairment of long-lived assets - Pulp and Paper	32	—	32	—
Impairment of long-lived assets - Personal Care	1	—	26	—
Consolidated depreciation and amortization and impairment of long-lived assets	105	75	277	233
Operating income (loss)
Pulp and Paper	31	135	237	290
Personal Care	2	(3)	(24)	7
Corporate	(4)	(18)	(35)	(44)
Consolidated operating income	29	114	178	253
Interest expense, net	12	15	38	47
Non-service components of net periodic benefit cost	(2)	(4)	(7)	(13)
Earnings before income taxes and equity loss	19	103	147	219
Income tax (benefit) expense	(1)	3	28	22
Equity loss, net of taxes	—	1	1	1
Net earnings	20	99	118	196
Per common share (in dollars)
Net earnings
Basic	0.33	1.57	1.89	3.12
Diluted	0.32	1.57	1.88	3.11
Weighted average number of common shares outstanding (millions)
Basic	61.5	62.9	62.5	62.8
Diluted	61.7	63.2	62.7	63.1
Cash flows from operating activities	108	70	282	337
Additions to property, plant and equipment	56	49	157	111

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended	Three months ended	Nine months ended	Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2019	2018	2019	2018
	(Unaudited)
	$	$	$	$

Sales	1,283	1,367	3,976	4,065
Operating expenses
Cost of sales, excluding depreciation and amortization	1,041	1,059	3,172	3,239
Depreciation and amortization	72	75	219	233
Selling, general and administrative	94	115	322	343
Impairment of long-lived assets	33	—	58	—
Closure and restructuring costs	11	—	23	—
Other operating loss (income), net	3	4	4	(3)
	1,254	1,253	3,798	3,812
Operating income	29	114	178	253
Interest expense, net	12	15	38	47
Non-service components of net periodic benefit cost	(2)	(4)	(7)	(13)
Earnings before income taxes and equity loss	19	103	147	219
Income tax (benefit) expense	(1)	3	28	22
Equity loss, net of taxes	—	1	1	1
Net earnings	20	99	118	196
Per common share (in dollars)
Net earnings
Basic	0.33	1.57	1.89	3.12
Diluted	0.32	1.57	1.88	3.11
Weighted average number of common shares outstanding (millions)
Basic	61.5	62.9	62.5	62.8
Diluted	61.7	63.2	62.7	63.1

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	September 30,	December 31,
	2019	2018
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	98	111
Receivables, less allowances of $8 and $6	618	670
Inventories	798	762
Prepaid expenses	33	24
Income and other taxes receivable	53	22
Total current assets	1,600	1,589
Property, plant and equipment, net	2,499	2,605
Operating lease right-of-use assets	77	—
Intangible assets, net	568	597
Other assets	140	134
Total assets	4,884	4,925
Liabilities and shareholders' equity
Current liabilities
Bank indebtedness	1	—
Trade and other payables	646	757
Income and other taxes payable	28	25
Operating lease liabilities due within one year	26	—
Long-term debt due within one year	1	1
Total current liabilities	702	783
Long-term debt	938	853
Operating lease liabilities	68	—
Deferred income taxes and other	479	476
Other liabilities and deferred credits	258	275
Shareholders' equity
Common stock	1	1
Additional paid-in capital	1,842	1,981
Retained earnings	1,058	1,023
Accumulated other comprehensive loss	(462)	(467)
Total shareholders' equity	2,439	2,538
Total liabilities and shareholders' equity	4,884	4,925

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	For the nine months ended
	September 30, 2019	September 30, 2018
	(Unaudited)
	$	$
Operating activities
Net earnings	118	196
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	219	233
Deferred income taxes and tax uncertainties	1	3
Impairment of long-lived assets	58	—
Net gains on disposals of property, plant and equipment	—	(4)
Stock-based compensation expense	7	7
Equity loss, net	1	1
Changes in assets and liabilities
Receivables	50	(7)
Inventories	(34)	(23)
Prepaid expenses	(4)	(4)
Trade and other payables	(111)	(6)
Income and other taxes	(27)	(16)
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	(3)	(46)
Other assets and other liabilities	7	3
Cash flows from operating activities	282	337
Investing activities
Additions to property, plant and equipment	(157)	(111)
Proceeds from disposals of property, plant and equipment	1	4
Other	—	(6)
Cash flows used for investing activities	(156)	(113)
Financing activities
Dividend payments	(83)	(81)
Stock repurchase	(139)	—
Net change in bank indebtedness	2	—
Change in revolving credit facility	45	—
Proceeds from receivables securitization facility	150	—
Repayments of receivables securitization facility	(110)	(25)
Repayments of long-term debt	(1)	—
Other	(1)	1
Cash flows used for financing activities	(137)	(105)
Net (decrease) increase in cash and cash equivalents	(11)	119
Impact of foreign exchange on cash	(2)	(2)
Cash and cash equivalents at beginning of period	111	139
Cash and cash equivalents at end of period	98	256
Supplemental cash flow information
Net cash payments for:
Interest	39	48
Income taxes	55	40

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization”. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			2019				2018
			Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	Year
Reconciliation of "Earnings before items" to Net earnings
	Net earnings	($)	80	18	20	118	54	43	99	87	283
(+)	Impairment of long-lived assets	($)	8	12	26	46	—	—	—	5	5
(+)	Closure and restructuring costs	($)	3	6	9	18	—	—	—	6	6
(+)	Litigation settlement	($)	—	—	—	—	2	—	—	—	2
(-)	Net gains on disposals of property, plant and equipment	($)	—	—	—	—	(1)	(2)	—	—	(3)
(-)	U.S. Tax Reform	($)	—	—	—	—	—	—	(7)	5	(2)
(=)	Earnings before items	($)	91	36	55	182	55	41	92	103	291
(/)	Weighted avg. number of common shares outstanding (diluted)	(millions)	63.2	63.3	61.7	62.7	62.9	63.2	63.2	63.0	63.1
(=)	Earnings before items per diluted share	($)	1.44	0.57	0.89	2.90	0.87	0.65	1.46	1.63	4.61

Reconciliation of "EBITDA" and "EBITDA before items" to Net earnings
	Net earnings	($)	80	18	20	118	54	43	99	87	283
(+)	Equity loss, net of taxes	($)	1	—	—	1	—	—	1	1	2
(+)	Income tax expense (benefit)	($)	24	5	(1)	28	11	8	3	35	57
(+)	Interest expense, net	($)	13	13	12	38	16	16	15	15	62
(+)	Depreciation and amortization	($)	73	74	72	219	79	79	75	75	308
(+)	Impairment of long-lived assets	($)	10	15	33	58	—	—	—	7	7
(-)	Net gains on disposals of property, plant and equipment	($)	—	—	—	—	(1)	(3)	—	—	(4)
(=)	EBITDA	($)	201	125	136	462	159	143	193	220	715
(/)	Sales	($)	1,376	1,317	1,283	3,976	1,345	1,353	1,367	1,390	5,455
(=)	EBITDA margin	(%)	15%	9%	11%	12%	12%	11%	14%	16%	13%
	EBITDA	($)	201	125	136	462	159	143	193	220	715
(+)	Closure and restructuring costs	($)	4	8	11	23	—	—	—	8	8
(+)	Litigation settlement	($)	—	—	—	—	2	—	—	—	2
(=)	EBITDA before items	($)	205	133	147	485	161	143	193	228	725
(/)	Sales	($)	1,376	1,317	1,283	3,976	1,345	1,353	1,367	1,390	5,455
(=)	EBITDA margin before items	(%)	15%	10%	11%	12%	12%	11%	14%	16%	13%

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

			2019				2018
			Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	Year
Reconciliation of "Free cash flow" to Cash flows from operating activities
	Cash flows from operating activities	($)	55	119	108	282	90	177	70	217	554
(-)	Additions to property, plant and equipment	($)	(46)	(55)	(56)	(157)	(25)	(37)	(49)	(84)	(195)
(=)	Free cash flow	($)	9	64	52	125	65	140	21	133	359

"Net debt-to-total capitalization" computation
	Bank indebtedness	($)	3	3	1		—	1	—	—
(+)	Long-term debt due within one year	($)	1	1	1		1	1	1	1
(+)	Long-term debt	($)	853	824	938		1,103	1,103	1,103	853
(=)	Debt	($)	857	828	940		1,104	1,105	1,104	854
(-)	Cash and cash equivalents	($)	(94)	(93)	(98)		(152)	(264)	(256)	(111)
(=)	Net debt	($)	763	735	842		952	841	848	743
(+)	Shareholders' equity	($)	2,608	2,619	2,439		2,493	2,458	2,553	2,538
(=)	Total capitalization	($)	3,371	3,354	3,281		3,445	3,299	3,401	3,281
	Net debt	($)	763	735	842		952	841	848	743
(/)	Total capitalization	($)	3,371	3,354	3,281		3,445	3,299	3,401	3,281
(=)	Net debt-to-total capitalization	(%)	23%	22%	26%		28%	25%	25%	23%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2019

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'19	Q2'19	Q3'19	Q4'19	YTD	Q1'19	Q2'19	Q3'19	Q4'19	YTD	Q1'19	Q2'19	Q3'19	Q4'19	YTD	Q1'19	Q2'19	Q3'19	Q4'19	YTD
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	144	62	31	—	237	(8)	(18)	2	—	(24)	(21)	(10)	(4)	—	(35)	115	34	29	—	178
(+)	Impairment of long-lived assets	($)	—	—	32	—	32	10	15	1	—	26	—	—	—	—	—	10	15	33	—	58
(+)	Closure and restructuring costs	($)	—	—	5	—	5	4	8	6	—	18	—	—	—	—	—	4	8	11	—	23
(=)	Operating income (loss) before items	($)	144	62	68	—	274	6	5	9	—	20	(21)	(10)	(4)	—	(35)	129	57	73	—	259

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	144	62	68	—	274	6	5	9	—	20	(21)	(10)	(4)	—	(35)	129	57	73	—	259
(+)	Non-service components of net periodic benefit cost	($)	3	3	2	—	8	—	—	—	—	—	—	(1)	—	—	(1)	3	2	2	—	7
(+)	Depreciation and amortization	($)	57	58	56	—	171	16	16	16	—	48	—	—	—	—	—	73	74	72	—	219
(=)	EBITDA before items	($)	204	123	126	—	453	22	21	25	—	68	(21)	(11)	(4)	—	(36)	205	133	147	—	485
(/)	Sales	($)	1,147	1,096	1,071	—	3,314	247	237	227	—	711	—	—	—	—	—	1,394	1,333	1,298	—	4,025
(=)	EBITDA margin before items	(%)	18%	11%	12%	—	14%	9%	9%	11%	—	10%	—	—	—	—	—	15%	10%	11%	—	12%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2018

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'18	Q2'18	Q3'18	Q4'18	Year	Q1'18	Q2'18	Q3'18	Q4'18	Year	Q1'18	Q2'18	Q3'18	Q4'18	Year	Q1'18	Q2'18	Q3'18	Q4'18	Year
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	76	79	135	148	438	8	2	(3)	(12)	(5)	(7)	(19)	(18)	(3)	(47)	77	62	114	133	386
(+)	Impairment of long-lived assets	($)	—	—	—	—	—	—	—	—	7	7	—	—	—	—	—	—	—	—	7	7
(-)	Net gains on disposals of property, plant and equipment	($)	(1)	(3)	—	—	(4)	—	—	—	—	—	—	—	—	—	—	(1)	(3)	—	—	(4)
(+)	Closure and restructuring costs	($)	—	—	—	—	—	—	—	—	8	8	—	—	—	—	—	—	—	—	8	8
(+)	Litigation settlement	($)	—	—	—	—	—	—	—	—	—	—	2	—	—	—	2	2	—	—	—	2
(=)	Operating income (loss) before items	($)	75	76	135	148	434	8	2	(3)	3	10	(5)	(19)	(18)	(3)	(45)	78	59	114	148	399

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	75	76	135	148	434	8	2	(3)	3	10	(5)	(19)	(18)	(3)	(45)	78	59	114	148	399
(+)	Non-service components of net periodic benefit cost	($)	4	6	4	5	19	—	—	—	—	—	—	(1)	—	—	(1)	4	5	4	5	18
(+)	Depreciation and amortization	($)	61	61	58	58	238	18	18	17	17	70	—	—	—	—	—	79	79	75	75	308
(=)	EBITDA before items	($)	140	143	197	211	691	26	20	14	20	80	(5)	(20)	(18)	(3)	(46)	161	143	193	228	725
(/)	Sales	($)	1,100	1,123	1,146	1,154	4,523	262	247	237	254	1,000	—	—	—	—	—	1,362	1,370	1,383	1,408	5,523
(=)	EBITDA margin before items	(%)	13%	13%	17%	18%	15%	10%	8%	6%	8%	8%	—	—	—	—	—	12%	10%	14%	16%	13%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2019				2018
		Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	Year
Pulp and Paper Segment
Sales	($)	1,147	1,096	1,071	3,314	1,100	1,123	1,146	1,154	4,523
Operating income	($)	144	62	31	237	76	79	135	148	438
Depreciation and amortization	($)	57	58	56	171	61	61	58	58	238
Impairment of long-lived assets	($)	—	—	32	32	—	—	—	—	—
Paper
Paper Production	('000 ST)	757	697	653	2,107	739	739	743	757	2,978
Paper Shipments - Manufactured	('000 ST)	736	681	672	2,089	769	754	727	721	2,971
Communication Papers	('000 ST)	615	567	563	1,745	640	615	596	595	2,446
Specialty and Packaging Papers	('000 ST)	121	114	109	344	129	139	131	126	525
Paper Shipments - Sourced from 3rd parties	('000 ST)	23	21	25	69	28	26	30	25	109
Paper Shipments - Total	('000 ST)	759	702	697	2,158	797	780	757	746	3,080
Pulp
Pulp Shipments(a)	('000 ADMT)	349	370	416	1,135	374	377	390	395	1,536
Pulp Shipments mix(b):
Hardwood Kraft Pulp	(%)	2%	2%	5%	3%	4%	3%	3%	3%	4%
Softwood Kraft Pulp	(%)	53%	56%	55%	55%	58%	56%	56%	55%	56%
Fluff Pulp	(%)	45%	42%	40%	42%	38%	41%	41%	42%	40%

Personal Care Segment
Sales	($)	247	237	227	711	262	247	237	254	1,000
Operating (loss) income	($)	(8)	(18)	2	(24)	8	2	(3)	(12)	(5)
Depreciation and amortization	($)	16	16	16	48	18	18	17	17	70
Impairment of long-lived assets	($)	10	15	1	26	—	—	—	7	7

Average Exchange Rates	$US / $CAN	1.329	1.337	1.321	1.329	1.264	1.290	1.307	1.321	1.296
	$CAN / $US	0.752	0.748	0.757	0.752	0.791	0.775	0.765	0.757	0.772
	€ / $US	1.136	1.124	1.111	1.124	1.229	1.192	1.163	1.141	1.181

(a)  Figures represent Pulp Shipments to third parties.

(b)  Percentages include Pulp Shipments to our Personal Care segment.

Note: the term “ST” refers to a short ton and the term “ADMT” refers to an air dry metric ton.